Exhibit 10.14

SECURITIES PURCHASE AGREEMENT

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS 1

1.1 Definitions 1

ARTICLE 2 PURCHASE AND SALE 3

2.1 Purchase and Sale of the Shares 3

2.2 Closing. 3

2.3 Conditions to Closing 4

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY 4

3.1 Organization, Good Standing and Qualification 4

3.2 Authorization 4

3.3 Capitalization 5

3.4 No Conflicts 6

3.5 Filings, Consents and Approvals 6

3.6 Issuance of the Securities 6

3.7 Use of Proceeds 6

3.8 SEC Reports; Financial Statements 6

3.9 Material Changes 7

3.10 Litigation 7

3.11 Compliance 8

3.12 Labor Relations 8

3.13 Regulatory Permits 8

3.14 Title to Assets 8

3.15 Insurance 8

3.16 Transactions with Affiliates and Employees 9

3.17 Private Placement 9

3.18 Listing Requirements 9

3.19 Disclosure 9

3.20 Taxes 9

3.21 Brokers and Finders 10

3.22 No General Solicitation 10

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS 10

4.1 Organization; Authority 10

4.2 Investment Intent 10

4.3 Investor Status 10

4.4 Investment Experience 11

4.5 General Solicitation 11

4.6 Short Sales 11

4.7 Disclosure of Information 11

4.8 Irrevocability of Subscription 11

4.9 Brokers and Finders 11

4.10 Restricted Securities 11

4.11 British Columbia Resale Restrictions. 12

ARTICLE 5 COVENANTS AND AGREEMENTS 12

5.1 Transfer Restrictions. 12

5.2 Integration 13

5.3 Listing of Shares 13

5.4 Press Release and 8-K 14

5.5 No Material Non-Public Information 14

ARTICLE 6 INDEMNIFICATION 14

6.1 Indemnification 14

6.2 Conduct of Indemnification Proceedings 14

ARTICLE 7 REGISTRATION RIGHTS 15

7.1 Registration Statement 15

7.2 Failure of Registration Process 15

7.3 Participation by Investors 16

7.4 Amendments and Supplements 17

7.5 Documents to Holders 17

7.6 Registration Expenses 17

7.7 Indemnification by Company 17

7.8 Indemnification by Investors 18

7.9 Indemnification Procedures 18

ARTICLE 8 MISCELLANEOUS 18

8.1 Fees And Expenses 18

8.2 Entire Agreement 18

8.3 Notices 18

8.4 Amendments; Waivers 19

8.5 Construction 19

8.6 Successors and Assigns 19

8.7 No Third-Party Beneficiaries 19

8.8 Governing Law; Attorneys' Fees 19

8.9 Execution 20

8.10 Severability 20

8.11 Replacement of Securities 20

8.12 Independent Nature of Investors' Obligations 20

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of _______________, 2004, by and between Heartland Oil and Gas Corp., a Nevada corporation (the "Company"), and the Investors identified on the signature pages attached hereto (each an "Investor" and collectively the "Investors").

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, in the amounts set forth beneath such Investor's name on the Investor's signature page, an aggregate of ______________ shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor hereby agrees as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1.1:

      "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

      "B.C. Act" means the Securities Act (British Columbia).

      "BCSC" means the British Columbia Securities Commission.

      "Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.2 hereof.

      "Closing Date" shall have the meaning ascribed to such term in Section 2.3 hereof.

      "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" shall have the meaning ascribed to such term in Section 3.8 hereof.

      "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

      "Material Adverse Effect" means a material adverse effect on:

        the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company and its Subsidiaries taken as a whole; or

        or the ability of the Company to issue and sell the Securities contemplated hereby and to perform its obligations under this Agreement.

      "OTCBB" means The National Association of Securities Dealers Inc.'s over-the-counter bulletin board.

      "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

      "Registrable Securities" means all of the Shares and any securities issued or issuable upon any stock split, dividend or other distribution recapitalization or similar event with respect to the foregoing.

      "Registration Statement" means the registration statement to be filed by the Company pursuant to Section 7.1 hereof.

      "Required Approvals" shall have the meaning ascribed to such term in Section 3.5 hereof.

      "SEC Reports" shall have the meaning ascribed to such term in Section 3.8 hereof.

      "Securities" means the Shares.

      "Shares" shall mean shares of Common Stock of the Company sold hereunder.

      "Subscription Amount" means, as to each Investor, the amount to be paid for the Shares hereunder, as set forth beneath such Investor's name on the Investor's signature page, in United States Dollars and in immediately available funds.

      "Subsidiary" means any subsidiary of the Company as set forth in the Company's SEC Reports.

      ARTICLE 2
      PURCHASE AND SALE

      2.1 Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares in the amount set forth beneath such Investor's name on the Investor's signature page in exchange for the Subscription Amount (reflecting a per Share purchase price of $1.50) as specified in Section 2.2 below.

      2.2 Closing.

      Upon the terms and subject to the conditions set forth herein, concurrently with the execution and delivery of this Agreement by the parties hereto, each Investor shall deliver to the Company via wire transfer or a certified check immediately available funds equal to such Investor's Subscription Amount and shall simultaneously deliver or cause to be delivered this Agreement to the offices of the Company, duly executed by such Investor. The following are the wiring instructions for the Company:

      Bank: HSBC

      Account: Heartland Oil and Gas Corp.

      SWIFT CODE # MRMDUS 33

      Routing 125007098

      Account 446-00907-5

      Account Manager: Lisa Dydasco

      Telephone: 206-233-8758

      600 University Street

      1 Union Square

      Suite 2323

      Seattle, King, Washington

      98101-4112

      The Company, within three business days after the Closing Date, and after confirming receipt of this Agreement executed by the Investor and confirming the receipt of the Subscription Amount for the Closing, shall deliver to each Investor the following via overnight delivery service:

        a stock certificate for the number of Shares subscribed, registered in the name of such Investor; and

        this Agreement, duly executed by the Company.

      2.3 Conditions to Closing. Upon satisfaction or waiver by the party sought to be benefited thereby of the conditions set forth in this Section 2.3, the Closing shall occur on or before September 24, 2004, at the offices of the Company. The conditions to Closing are as follows:

      All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date and all covenants of the other party shall have been performed if due prior to such date.

      There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

      No stop order or suspension of trading shall have been imposed by the OTCBB, the SEC or any other governmental regulatory body with respect to the public trading in the Common Stock.

      An opinion of counsel to the Company in substantially the form attached as Schedule 2.3(d) hereto shall have been delivered to C. K. Cooper & Company, Inc. and Investors for transmission to each Investor.

      ARTICLE 3
      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby makes the representations and warranties set forth below to each Investor.

      3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.

      3.2 Authorization. The Company has the requisite power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for:

      the authorization, execution and delivery of this Agreement;

      authorization of the performance of all obligations of the Company hereunder or thereunder; and

      the authorization, issuance (or reservation for issuance) and delivery of the Securities. This Agreement constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

      3.3 Capitalization. Schedule 3.3 sets forth:

      the authorized capital stock of the Company on the date hereof;

      the number of shares of capital stock issued and outstanding;

      the number of shares of capital stock issuable pursuant to the Company's stock plans; and

      the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.

      All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and were issued in full compliance with applicable law and any rights of third parties. Except as disclosed on Schedule 3.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as disclosed on Schedule 3.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, and except as contemplated by this Agreement, neither the Company nor any Subsidiary is currently in negotiations for the issuance of any equity securities of any kind. Except as disclosed on Schedule 3.3, there are no voting agreements, buy-sell agreements, options or rights of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as disclosed in Schedule 3.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

      3.4 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not:

      conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents; or

      subject to obtaining the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or

      result, in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of the foregoing clauses, such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

      3.5 Filings, Consents and Approvals. To the Company's knowledge, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement other than:

      the filing with the SEC of the Registration Statement;

      the filing of Form D with the SEC and applicable state law filings; and

      obtaining of any necessary lender's consent in connection with the Company's primary credit facility

      (collectively, the "Required Approvals").

      3.6 Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable, free and clear of all liens. The Company has not, and to the knowledge of the Company, no Affiliate of the Company has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors.

      3.7 Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company for the acquisition of assets in the Forest City Basin, for drilling and development and general corporate purposes.

      3.8 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has identified and made available to the Investors a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, to the knowledge of the Company, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Company's knowledge, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

      3.9 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports:

      there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect;

      the Company has not incurred any liabilities (contingent or otherwise) other than:

        trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and

        liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC;

      the Company has not altered its method of accounting or the identity of its auditors;

      the Company has not declared or made any dividend or distribution of cash or other property to its common stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and

      the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Company's existing stock option or similar plans.

      3.10 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the actual knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which:

      adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities; or

      could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

      There has not been, and to the actual knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

      3.11 Compliance. The Company:

      is not in default under or in violation of (and, to the Company's actual knowledge, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived);

      is not in violation of any order of any court, arbitrator or governmental body; or

      to the Company's knowledge, is not in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

      3.12 Labor Relations. No material labor dispute exists or, to the actual knowledge of the Company, is imminent with respect to any of the employees of the Company.

      3.13 Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

      3.14 Title to Assets. The Company has good and marketable title in and to all property owned by the Company and that is material to its business, free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any property and facilities held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases concerning which the Company is in compliance.

      3.15 Insurance. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage provides reasonable, prudent and customary coverage against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

      3.16 Transactions with Affiliates and Employees. Except as disclosed in the SEC Reports, none of the officers or directors of the Company and, to the actual knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the actual knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      3.17 Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Article IV hereof, the offer, issuance and sale of the Securities to the Investors as contemplated hereby are exempt from the registration requirements of the Securities Act.

      3.18 Listing Requirements. Certain market makers make a market in the Company's Common Stock for quotation on the OTCBB. There are no proceedings pending or, to the Company's actual knowledge, threatened against the Company relating to the continued quotation of the Company's Common Stock on the OTCBB, and the Company has not received any notice of, nor to the Company's actual knowledge is there any basis for, the Common Stock to cease to be quoted on the OTCBB.

      3.19 Disclosure. To the actual knowledge of the Company, neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information. The written information relating to the Company, its business, the Subsidiaries and the transactions contemplated hereby delivered to the Investors in connection with the transactions contemplated by this Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      3.20 Taxes. The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company have no actual knowledge of any basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

      3.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 3.21.

      3.22 No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

      ARTICLE 4
      REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

      Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

      4.1 Organization; Authority. Investor, if not an individual, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The purchase by Investor of the Securities hereunder has been duly authorized by all necessary action on the part of Investor. This Agreement has been duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms.

      4.2 Investment Intent. Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to Investor's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Investor to hold Securities for any period of time. Investor is acquiring the Securities hereunder in the ordinary course of its business. Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

      4.3 Investor Status. At the time Investor was offered the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act, and has completed an Accredited Investor Questionnaire in the form attached herein immediately after the Investor's signature page. Investor has not been formed solely for the purpose of acquiring the Securities. Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

      4.4 Investment Experience. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Investor recognizes that investment in the Securities involves substantial risks, including loss of the entire amount of such investment, and Investor is able to bear the economic risk of investment in the Securities and to afford a complete loss of such investment.

      4.5 General Solicitation. Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

      4.6 Short Sales. From the date of this Agreement until the filing of the Form 8-K or Press Release, Investor represents and warrants that it shall not engage in short sales of the Company's Common Stock, as that term is defined in applicable SEC rules.

      4.7 Disclosure of Information. Investor has received, read, carefully considered, and fully understands this Agreement, the SEC Reports and all documents related to the Company and its operations required by and furnished to such Investor. In making its decision to invest in the Securities, Investor has relied upon the independent investigations made by Investor and by Investor's own professional advisors. Investor and its advisors, if any, have been given the opportunity to obtain information and to examine this Agreement and certain other information regarding the Company and to ask questions of, and to receive answers from the Company or any Person acting on the Company's behalf concerning the Securities, the Company, and terms and conditions of this investment, and to obtain any additional information to verify the accuracy of any information previously furnished. All such questions have been answered to Investor's full satisfaction.

      4.8 Irrevocability of Subscription. Investor agrees that the Investor's subscription shall be irrevocable by Investor, except as required by applicable law, and that Investor shall not be entitled to cancel, terminate or revoke this Agreement or any of Investor's obligations hereunder.

      4.9 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of an Investor.

      4.10 Restricted Securities. Investor understands that:

      the Securities have not been registered under the Securities Act because of their issuance in a transaction exempt from the registration requirements of the Securities Act;

      the Securities must be held by Investor indefinitely (without limiting the Company's obligation hereunder to file the Registration Statement) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and

      the Securities will bear the legends to such effect set forth in Section 5.1(b) hereof.

      4.11 British Columbia Resale Restrictions.

      The Investor acknowledges that the Shares are subject to resale restrictions in British Columbia and may not be traded in British Columbia except as permitted by the B.C. Act and the rules made thereunder.

      Pursuant to Multilateral Instrument 45-102, as adopted by the BCSC, a subsequent trade in the Shares will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, which conditions include a hold period (the "Canadian Hold Period") that shall have elapsed from the date on which the Securities were issued to the Subscriber and, during the currency of the Canadian Hold Period, any certificate representing the Shares is to be imprinted with a restrictive legend (the "Canadian Legend").

      By executing and delivering this Agreement, the Investor will have directed the Company not to include the Canadian Legend on any certificates representing the Shares to be issued to the Investor.

      As a consequence, the Investor will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Shares during or after the Canadian Hold Period will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

      ARTICLE 5
      COVENANTS AND AGREEMENTS

      5.1 Transfer Restrictions.

      The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities, other than pursuant to an effective registration statement or a transfer to the Company or to an Affiliate of an Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion to be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of any transfer, Investor shall have notified the Company of concerning the proposed disposition, and any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement.

      Investor agrees to the imprinting of the following legend on any certificate evidencing the Securities:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

      An Investor may from time to time pledge pursuant to a bona fide margin account or grant a security interest in some or all of the Securities, provided the pledge or secured party is an accredited investor and, if required under the terms of such transaction, such Investor may transfer possession of the pledged or secured Securities to the pledgees or secured parties. Notice of such pledge or transfer shall be given to the Company, but such pledge or transfer will not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but the legend set forth in Section 5.1(b) hereof shall remain on the pledged Securities, and such legal opinion may be required in connection with a foreclosure by the pledgee or secured party or a subsequent transfer following default by the Investor.

      5.2 Integration. The Company shall not, and shall use commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors.

      5.3 Listing of Shares. If the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

      5.4 Press Release and 8-K. On or promptly following the Closing Date, the Company shall issue a press release reasonably acceptable to the Investors disclosing the material terms of the transactions contemplated hereby and the proposed use of proceeds and file a Current Report on Form 8-K disclosing the transactions contemplated hereby and the proposed use of proceeds and including this Agreement and any material agreements involving the use of proceeds as exhibits to such Form 8-K. In addition, the Company will make such other filings and notices in the manner and time required by the SEC.

      5.5 No Material Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in the Securities of the Company.

      ARTICLE 6
      INDEMNIFICATION

      6.1 Indemnification. Each party (the "Indemnifying Party") will indemnify, defend and hold the other parties and their directors, officers, shareholders, partners, employees and agents (each, an "Indemnified Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement.

      6.2 Conduct of Indemnification Proceedings. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that:

      the employment thereof has been specifically authorized by the Indemnifying Party in writing;

      the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel; or

      in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party.

      The Indemnifying Party will not be liable to any Indemnified Party under this Agreement:

      for any settlement by an Indemnified Party effected without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld or delayed; or

      to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party's breach of any of its representations, warranties, covenants or agreements in this Agreement.

      ARTICLE 7
      REGISTRATION RIGHTS

      7.1 Registration Statement. On or before 60 days after the Closing Date (the "Filing Date"), the Company shall prepare and file with the SEC a "Shelf" Registration Statement (the "Registration Statement") covering the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. The Registration Statement shall be on Form S-3 (unless the Company reasonably determines that it is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act within 120 days after the Filing Date (the "Effectiveness Date"), and to keep the Registration Statement continuously effective until the earliest of:

      the date all Registrable Securities covered by such Registration Statement have been sold;

      the date the Registrable Securities are eligible for resale under Rule 144(k) under the Securities Act (as reasonably determined by the Company); or

      two years following the Closing Date;

      provided, however, that the Company may voluntarily suspend the effectiveness of the Registration Statement for a limited time, which in no event shall be longer than 90 days, if the Company has been advised by counsel or underwriters to the Company that the offering of the Registrable Securities pursuant to the Registration Statement would have a Material Adverse Effect, or would be improper in view of (or improper without disclosure in a prospectus) a proposed financing, reorganization, recapitalization, merger, consolidation, or similar transaction involving the Company, in which case the Company shall be required to keep Registration Statement effective for an additional period of time beyond two years following the date of the Closing Date equal to the number of days the effectiveness thereof is suspended pursuant to this provision.

      7.2 Failure of Registration Process. If (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 7.3, the Company shall not be deemed to have satisfied this clause (i), or (ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within ten trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be "reviewed," or not subject to further review, or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement with 20 calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the SEC by its Effectiveness Date, or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the prospectus therein to resell such Registrable Securities for more than 30 consecutive trading days but no more than an aggregate of 60 trading days during any 12-month period (which need not be consecutive trading days; provided that such number of days shall not include the 15 calendar days following the filing of any Form 8-K, Form 10-Q or Form 10-K, or other comparable form, for purposes of filing a post-effective amendment to the Registration Statement) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such ten trading day period is exceeded, or for purposes of clause (iii) the date which such 15 calendar day period is exceeded, or for purposes of clause (v) the date on which such 30 or 60 trading day period, as applicable, is exceeded being referred to as an "Event Date"), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as full liquidated damages and not as a penalty, equal to one percent (but not to exceed six percent, in the aggregate hereunder) of the aggregate purchase price paid by such Holder pursuant to this Agreement for any Registrable Securities then held by such Holder. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

      7.3 Participation by Investors. The Investors or Holders shall furnish to the Company such information regarding the Investors' offerings of Registrable Securities and the proposed manner of distribution thereof as the Company may reasonably request and as shall be required in connection with the Registration Statement and any related prospectus, or any amendment thereof or supplement thereto. The Company will give each Investor, Holder and any underwriter, and their respective counsel and accountants (at the Investor's, Holder's or underwriter's sole expense), a reasonable opportunity to review, comment upon and participate in the preparation of the Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto. The Company will also allow each Investor or Holder reasonable access to the Company's books and records and such opportunities to discuss the business of the Company with its officers, counsel and accountants, as shall be reasonably necessary in order to conduct a reasonable and diligent investigation in within the meaning of the Securities Act.

      7.4 Amendments and Supplements. The Company shall prepare and file with the SEC such amendments and supplements, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the period of time set forth in Section 7.1 hereof. The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement, the prospectus or any amendment thereof or supplement thereto, and as promptly as reasonably practicable provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement. To the extent within the control of the Company, the Company shall comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders set forth in the Registration Statement or the prospectus, as amended or supplemented.

      7.5 Documents to Holders. The Company will, at the expense of the Company, furnish to the Purchaser such number of copies of the Registration Statement, prospectuses, amendments, supplements and other documents incident to any registration or qualification of the Registrable Securities as a Holder may from time to time reasonably request.

      7.6 Registration Expenses. The Company will bear all costs and expenses related to the Registration Statement, other than the expenses incurred by the Holders for brokers' or underwriters' commissions and discounts or legal fees incurred by the Holders.

      7.7 Indemnification by Company. The Company agrees to indemnify, defend and hold harmless, to the extent permitted by law, each Investor and its officers, directors, stockholders, employees, agents and representatives, and any other person deemed to control the Investor within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by:

      any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other federal or state securities law, rule or regulation applicable to the Company; or

      any untrue statement of material fact contained in the Registration Statement, the prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Investor expressly for use therein or by such Investor's failure to deliver information reasonably requested by the Company for preparation of the Registration Statement, the prospectus or any amendments or supplements thereto.

      7.8 Indemnification by Investors. If any Investor is participating in the Registration Statement, such Investor will furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement, prospectus or any amendments or supplements thereto, to the extent permitted by law, such Investor will indemnify, defend and hold harmless the Company, its directors, officers, stockholders, employees, agents and representatives, and any other person deemed to control the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or material fact contained in the Registration Statement, prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent the same are caused by or contained in any information furnished in writing to the Company by such Investor expressly for use therein or by such Investor's failure to deliver information reasonably requested by the Company for preparation of the Registration Statement, the prospectus or any amendments or supplements thereto.

      7.9 Indemnification Procedures. The application of the indemnities set forth in Sections 7.7 and 7.8 hereof shall be in accordance with the procedures set forth in Section 6.2 hereof.

      ARTICLE 8
      MISCELLANEOUS

      8.1 Fees And Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

      8.2 Entire Agreement. This Agreement and the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

      8.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:

      the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified herein;

      three business days following the date of mailing, if sent by U.S. mail prepaid or a nationally recognized overnight courier service; or

      upon actual receipt by the party to whom such notice is required to be given.

The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter.

8.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

8.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities in accordance with the provisions of this Agreement.

8.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in the indemnities under Sections 6.1, 7.7 and 7.8 hereof.

8.8 Governing Law; Attorneys' Fees. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its court costs and reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.11 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for any new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

8.12 Independent Nature of Investors' Obligations. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any transaction document. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to duly executed by their respective authorized signatories as of the date first indicated above.

HEARTLAND OIL AND GAS CORP.

By

Name: Richard Coglon

Title: President

ADDRESS FOR NOTICE:

Suite 1925, 200 Burrard Street

Vancouver, British Columbia V6C 3L6

Attention: Richard Coglon, President

Tel: (604) 693-0177

Fax: (604) 638-3525

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR INVESTOR FOLLOWS]

INVESTOR'S SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Investor Name:

Signature:

Name of Signatory:

Title of Signatory:

Subscription Amount: $_______________ for _______________ Shares

Address for Notice:

Fax Number:

Telephone Number:

E-Mail Address:

Tax Identification Number:

With a copy to:

(which shall not constitute notice)

ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned Investor, in connection with the acquisition of securities of HEARTLAND OIL AND GAS CORP. (the "Company"), hereby makes the following representations and warranties:

The Investor understands that the offer and sale of the Company's are not being registered under the Securities Act of 1933, as amended (the "Act") or qualified under state securities laws, in reliance upon exemptions from such registration and qualification requirements for transactions not involving any public offering. Information supplied through this Questionnaire will be used to ensure compliance with the requirements of such exemptions.

The undersigned Investor represents and warrants to the Company that:

(a) The information contained herein is complete and accurate and may be relied upon by the Company; and

(b) Investor will notify the Company immediately of any material change in any of such information occurring prior to the acceptance or rejection of the Investor's subscription for securities of the Company.

ALL INFORMATION WILL BE TREATED CONFIDENTIALLY

The Investor represents and warrants that the Investor falls within the category (or categories) marked. PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU SATISFY, BY PLACING AN "X" ON THE APPROPRIATE LINE BELOW.

___ Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

___ Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

___ Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

___ Category 4. An insurance company as defined in Section 2(13) of the Act; or

___ Category 5. An investment company registered under the Investment Company Act of 1940; or

___ Category 6. A business development company as defined in Section 2(a) (48) of the Investment Company Act of 1940; or

___ Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

___ Category 8. A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

___ Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

___ Category 10. A private business development company as defined in Section 202(a)(22) or the Investment Advisors Act of 1940; or

___ Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

___ Category 12. A director, executive officer or general partner of the Company; or

___ Category 13. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000; or

___ Category 14. A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

___ Category 15. A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b) (2)(ii); or

___ Category 16. An entity in which all of the equity owners are accredited investors.

Date: _______________

(Signature)

(Print Name)

SCHEDULE 2.3(d)

[Law Firm Letterhead]

_______________, 2004

C. K. Cooper & Company, Inc.
18300 Von Karman Avenue
Suite 440
Irvine, California 92612

and

To the Investors listed in Schedule A attached hereto

Re: Private Placement of Securities of Heartland Oil and Gas Corp.

Ladies and Gentlemen:

This opinion is furnished to the Investors listed in Schedule A attached hereto (the "Investors") and to C. K. Cooper & Company, Inc. as managing dealer to Heartland Oil and Gas Corp., a Nevada corporation (the "Company"), pursuant to Section 2.3(d) of that certain Securities Purchase Agreement dated _______________, 2004 (the " Agreement"), by and between the Company and the Investors.

We have acted as counsel to the Company in connection with the proposed issuance and sale of up to $45,000,000 of its Common Stock (the "Stock" or the "Securities") offered and sold pursuant to the Agreement. Capitalized terms used in this opinion, unless specifically defined in this opinion, have the meanings given them in the Agreement.

Documents Reviewed

In connection with rendering the opinions set forth herein, we examined the Company's Articles of Incorporation and its By-Laws, each as amended to date, and the proceedings of the Company's Board of Directors taken in connection with issuing the Securities, and the following additional documents:

1. The Agreement;

3. Good Standing Certificate, dated _______________, 2004, issued by the Nevada Secretary of State; and

4. Good Standing Certificates from applicable agencies of other states wherein the Company is qualified to do business.

5. An officer's certificate dated _______________.

6. A letter from the transfer agent of the Company dated _______________.

Assumptions

In conducting our examination, we have assumed the following: (i) that any agreement relating to the issuance of the Securities, including, without limitation, the Agreement, has been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, and (iii) that the Agreement has been duly and validly authorized, executed, and delivered by the party or parties thereto other than the Company.

Opinions

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company does not, directly or indirectly, own or control or have any interest in, any corporation, partnership, limited liability company, association or other entity except the following: .

2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business.

3. The Company is duly qualified to do business as a foreign corporation and is in good standing in Kansas, to our knowledge the only jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification except to the extent that failure to so qualify would not have a material adverse effect on the Company.

4. The authorized, issued and outstanding capital stock of the Company consists of _______________ shares of Common Stock of which _______________ are issued and outstanding and _______________ shares of Preferred Stock of which _______________ are issued and outstanding; the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and, to our knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right, except for registration rights that have been fulfilled by the Company.

5. When delivered to the Investors against payment of the agreed consideration therefor in accordance with the provisions of the Agreement, the Securities, as described in the Agreement, will be duly authorized and validly issued, fully paid and non-assessable, and to our knowledge will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right.

6. The Company has the requisite corporate power and authority to execute, deliver and perform the Agreement and to issue, sell and deliver to the Investors the Securities.

7. The Agreement has been duly authorized by all necessary corporate action on the part of the Company, and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles. As well, we do not opine on whether a court will specifically enforce any right or remedy set out in the Agreement.

8. The performance of the Agreement and the consummation of the transactions therein contemplated, including, without limitation, the issuance of the Securities do not (a) violate any provision of the Company's Articles of Incorporation or By-Laws or (b) to our knowledge, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to us to which the Company is a party or by which its properties are bound the effect of which would have a material adverse effect on the business of the Company or the consummation of the transaction contemplated by the Agreement, or any applicable statute, rule or regulation known to us, or any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or over any of their properties or operations.

9. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions contemplated in the Agreement, including, without limitation, the issuance of the Securities, except such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Securities by the Company.

10. Assuming the representations and warranties of the Investors in the Agreement are true, the offer and sale of the Securities by the Company in accordance with the terms of the Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

11. To our knowledge, there are no legal or governmental proceedings pending or threatened against the Company.

12. To our knowledge, the Company is not presently (a) in violation of its Articles of Incorporation or By-Laws, or (b) in breach of any applicable statute, rule or regulation known to such counsel or, to our knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations.

Whenever a statement herein is qualified by "known to us," "to our knowledge," or similar phrase, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with the transaction described in the first two paragraphs of this letter. However, we have not undertaken any independent inquiry to determine the accuracy of such statement, and any limited inquiry undertaken by us should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Company.

Limitations

This opinion is based solely upon the laws of the United States and the State of Nevada, as currently in effect, and does not include an interpretation or statement concerning the laws of any other state or jurisdiction.

This opinion is rendered as of the date set forth above solely for your benefit and the benefit of your counsel and may not be reviewed, relied upon, used, circulated, referred to or quoted to any party without our prior written consent.

We make no undertaking to supplement this opinion if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

Very truly yours

SCHEDULE 3.21

The Company entered into an Engagement Agreement (the "Agreement") with C. K. Cooper & Company ("CKCC") on September 8, 2004. Under the terms of the Agreement the Company agrees to pay CKCC for its services under this Agreement a fee (a "Transaction Fee") equal to six percent (6.0%) of aggregated gross proceeds received or to be received by the Company from the sale of Securities in any Transaction during the Term. The Transaction Fee shall be due and payable on the closing of any Transaction. The Transaction Fee shall be split 55% to CKCC, 45% to Sterne Agee & Leach, Inc.

SCHEDULE 3.3

The following is Schedule 3.3 to the Securities Purchase Agreement (the "Agreement") dated as of _________, 2004 between Heartland Oil and Gas Corp. ("Heartland") and certain Investors. The disclosures set out in this Schedule shall qualify sections of the Agreement where it is reasonably apparent that such information qualifies the representations and warranties of Heartland under the Agreement

1. Authorized Capital Stock

Heartland's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

2. Capital Stock Issued and Outstanding

As of September 8, 2004 the issued and outstanding is:

24,431,321 shares of common stock

995,305 shares of convertible preferred stock, convertible to shares of common stock on a one for one basis

3. Convertible Securities and Shares Reserved for Issuance

(a) Stock Options

The following shares of common stock of Heartland are reserved for issuance pursuant to Heartland's stock option plans:

- 500,000 shares of common stock pursuant to the 2001 Stock Option Plan;

- 600,000 shares of common stock pursuant to the 2002 Stock Option Plan;

- 500,000 shares of common stock pursuant to the 2002 Additional Stock Option Plan; and

- 2,000,000 shares of common stock pursuant to the 2004 Stock Option Plan.

The following shares of common stock of Heartland are issuable upon the exercise of outstanding stock options:

- 105,000 shares of common stock which may be issued upon the exercise of stock options pursuant to the 2001 Stock Option Plan;

- 490,000 shares of common stock which may be issued upon the exercise of stock options pursuant to the 2002 Stock Option Plan;

- 470,000 shares of common stock which may be issued upon the exercise of stock options pursuant to the 2002 Additional Stock Option Plan; and

- 780,000 shares of common stock which may be issued upon the exercise of stock options pursuant to the 2004 Stock Option Plan.

(b) Share Purchase Warrants

The following shares of common stock of Heartland are reserved for issuance and issuable upon the exercise of outstanding share purchase warrants:

- 1,678,766 shares of common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with private placements in June and August of 2003;

- 162,958 shares of common stock which may be issued upon the exercise of certain share purchase warrants issued in partial payment of placement fees;

- 1,000,000 shares of common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with a private placement that closed on April 16, 2003; and

- 571,361 shares of common stock which may be issued upon the exercise of certain share purchase warrants, which were issued upon conversion of outstanding convertible debentures.

- 497,653 shares of common stock which may be issued upon the exercise of share purchase warrants, issued in connection with a private placement of convertible preferred shares that closed on January 13, 2004.